                                                                  Exhibit (a)(6)
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER NAME AND IDENTIFICATION NUMBER TO GIVE THE PAYOR.--The taxpayer identification number for an individual is the individual's social security number. Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. The taxpayer identification number for an entity is the entity's employer identification number. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

------------------------------------------------------
                           GIVE THE NAME AND TAXPAYER
FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION NUMBER OF --
------------------------------------------------------
 1.  An individual's       The individual
     account
 2.  Two or more           The actual owner of the
     individuals (joint    account or, if combined
     account)              funds, any one of the
                           individuals(1)
 3.  Husband and wife      The actual owner of the
     (joint account)       account or, if joint funds,
                           either person(1)
 4.  Custodian account of  The minor(2)
     a minor (Uniform
     Gift to Minors Act)
 5.  Adult and minor       The adult or, if the minor
     (joint account)       is the only contributor,
                           the minor(1)
 6.  Account in the name   The ward, minor, or
     of guardian or        incompetent person(3)
     committee for a
     designated ward,
     minor, or
     incompetent person
 7.  a. The usual          The grantor-trustee(1)
        revocable savings
        trust account
        (grantor is also
        trustee)
     b. So-called trust    The actual owner(1)
        account that is
        not a legal or
        valid trust under
        State law


------------------------------------------------------
                           GIVE THE NAME AND TAXPAYER
FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION NUMBER OF --
------------------------------------------------------
 8.  Sole proprietorship   The owner(4)
     account
 9.  A valid trust,        The legal entity (Do not
     estate or pension     furnish the identifying
     trust                 number of the personal
                           representative or trustee
                           unless the legal entity
                           itself is not designated in
                           the account title.)(5)
10.  Corporate account     The corporation
11.  Association, club,    The organization
     religious,
     charitable,
     educational or other
     tax-exempt
     organization account
12.  Partnership account   The partnership
13.  A broker or           The broker or nominee
     registered nominee
14.  Account with the      The public entity
     Department of
     Agriculture in the
     name of a public
     entity (such as a
     State or local
     government, school
     district, or prison)
     that receives
     agricultural program
     payments
------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL broker transactions and interest and dividend payments include the following:
  - A corporation.
  - A financial institution.
  - An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan or a custodial account under Section 403(b)(7).
  - The United States or any agency or instrumentality thereof.
  - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
  - An international organization or any agency or instrumentality thereof.
  - A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
  - A real estate investment trust.
  - A common trust fund operated by a bank under section 584(a) of the Code.
  - An entity registered at all times under the Investment Company Act of 1940.
  - A foreign central bank of issue.
  Payments of dividends and patronage dividends not generally subject to backup withholding including the following:
  - Payments to nonresident aliens subject to withholding under section 1441.
  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non-resident alien partner.
  - Payments of patronage dividends not paid in money.
  - Payments made by certain foreign organizations.
  - Payments made to a nominee.
  Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals.
  - Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).
  - Payments described in Code section 6049(b)(5) to non-resident aliens.
  - Payments on tax-free covenant bonds under section 1451 of the Code.
  - Payments made by certain foreign organizations.
  - Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.
PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.